UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MaxCyte, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

YOUR VOTE MATTERS

PLEASE VOTE TODAY

May 29, 2025

Dear Stockholder:

The 2025 Annual Meeting of Stockholders of MaxCyte, Inc. is scheduled to take place on Wednesday, June 18, 2025 at 11:00 a.m. Eastern Time. Our recent records show that you have not yet voted your shares. Your vote is very important. Please take one moment of your time to participate in this year’s meeting by voting your proxy today.

Internet and telephone voting are available for your convenience and represent the most prompt methods to record your vote. Please follow the instructions on the proxy card or voting instruction form sent to you in order to vote electronically.

OVERVIEW OF PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

Proposals		Board Recommendation
1.	To elect the Board’s three nominees as identified in the accompanying Proxy Statement as Class I directors: Maher Masoud, Yasir Al-Wakeel, and Rekha Hemrajani	“FOR” each director nominee
2.	To approve an amendment to the MaxCyte, Inc. 2022 Equity Incentive Plan to increase the number of shares of the Company’s common stock issuable thereunder by 2,950,000 shares	“FOR”
3.	To approve the cancellation of admission to trading of the Company’s common stock on AIM, a securities trading market of the London Stock Exchange plc in the United Kingdom.	“FOR”
4.	To ratify the Audit Committee’s selection of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.	“FOR”
5.	To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies.	“FOR”

Please vote your shares today. If you need assistance voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at (866) 796-7186 or via email at mxct@dfking.com.

On behalf of your Board of Directors, thank you for your participation and continued support.

By Order of the Board of Directors

David Sandoval
Senior Vice President, General
Counsel and Corporate Secretary